Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(11,334,080)
Unrealized Gain (Loss) on Market Value of Futures	219,480,930
Dividend Income	4,699
Interest Income	9,547
ETF Transaction Fees	22,000
Total Income (Loss)	$208,183,096

Expenses
Investment Advisory Fee	$473,513
Brokerage Commissions	119,866
NYMEX License Fee	24,315
Tax Reporting Fees	15,934
Legal Fees	15,356
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	11,523
Prepaid Insurance Expense	7,634
SEC & FINRA Registration Expense	4,030
Total Expenses	$685,760
Net Income (Loss)	$207,497,336

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/11	$1,094,560,403
Additions (8,600,000 Units)	278,041,458
Withdrawals (11,800,000 Units)	(410,946,097)
Net Income (Loss)	207,497,336

Net Asset Value End of Period	$1,169,153,100
Net Asset Value Per Unit (32,500,000 Units)	$35.97

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502